UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2021

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Financial Officer

On June 20, 2021, Leone Patterson, President and Chief Financial Officer of Adverum Biotechnologies, Inc., advised Adverum that she was resigning as an officer of Adverum effective June 24, 2021. There were no disagreements between Ms. Patterson and Adverum, and Ms. Patterson has agreed to consult with Adverum to ensure a smooth transition.

On June 24, 2021, Adverum and Ms. Patterson entered into a Consulting Agreement. The Consulting Agreement provides that Ms. Patterson will provide consulting services to Adverum for a period of three months, during which time Ms. Patterson’s outstanding options to purchase Adverum common stock and restricted stock units will continue to vest. Pursuant to the Consulting Agreement, the post-termination exercise period applicable to Ms. Patterson’s options was extended to six months from the termination date of the Consulting Agreement.

Appointment of Acting Chief Financial Officer and Principal Financial and Accounting Officer

Upon Ms. Patterson ceasing to be President and Chief Financial Officer, Christopher DeRespino, Chief Business Officer of Adverum, became Acting Chief Financial Officer in addition to his role as Chief Business Officer. Mr. DeRespino also assumed the roles of Principal Financial Officer and Principal Accounting Officer of Adverum.

Mr. DeRespino, age 40, has served as our Chief Business Officer since February 2021. From October 2013 to February 2021, he served in various roles at Amgen Inc., most recently as executive director of business development, responsible for evaluating and negotiating product transactions, partnerships, and potential acquisitions, from June 2018 to February 2021. Prior to Amgen, from February 2013 to October 2013, Mr. DeRespino was director, asset acquisition/business development at Onyx Pharmaceuticals, Inc., which was acquired by Amgen. Mr. DeRespino joined Onyx from Pfizer Inc., where he was director of business development evaluation and strategy from July 2008 to January 2013. Mr. DeRespino began his career in management consulting at CSC Global Health Solutions where he collaborated with pharmaceutical organizations and academic medical centers on strategic plans, investment decisions, potential partnerships, and operational initiatives from July 2003 to July 2006. Mr. DeRespino earned a B.S.E. in biomedical engineering from The Johns Hopkins University and an M.B.A. from New York University’s Leonard N. Stern School of Business.

Appointment of President

Upon Ms. Patterson ceasing to be President and Chief Financial Officer, Laurent Fischer, Chief Executive Officer of Adverum, became President of Adverum in addition to his role as Chief Executive Officer.

Dr. Fischer, age 57, became our Chief Executive Officer and joined our board of directors in June 2020. Prior to that, Dr. Fischer served as senior vice president, head of the liver therapeutic area at Allergan PLC, a global pharmaceutical company, from November 2016 to June 2020, in which role he was responsible for the Liver Therapeutic R&D pipeline. Dr. Fischer served as chief executive officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company from 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which role he was responsible for taking the company public, completing the first study in NASH demonstrating an anti-fibrotic effect and selling the company to Allergan. Prior to Tobira, he served as chairman and chief executive officer of Jennerex, Inc., until its acquisition by SillaJen Biotherapeutics, Inc. Prior to Jennerex, he was co-founder, president and chief executive officer of Ocera Therapeutics and president and chief executive officer of Auxeris Therapeutics, Inc. Dr. Fischer serves as chairman of the board of directors of CTI Biopharma and on the board of directors at Mirum Pharmaceuticals, Inc. Dr. Fischer also serves on the board of directors of Lycia Therapeutics, a private company, and as a senior advisor on the Life Sciences Team at Frazier Healthcare Partners. Over the span of his career, Dr. Fischer has held roles of increasing responsibility at several companies, including, RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck and F. Hoffmann-La Roche. Dr. Fischer received his undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland.

Appointment of Chief Operating Officer

Upon Ms. Patterson ceasing to be President and Chief Financial Officer, Peter Soparkar, Chief Legal Officer of Adverum, became Chief Operating Officer.

Mr. Soparkar, age 50, has served as our Chief Legal Officer since October 2019. Mr. Soparkar was previously chief legal officer, corporate secretary, head of human resources and head of compliance at Counsyl, Inc. from July 2016 to September 2018, where he led support for the company’s legal and human resources needs, debt and equity financings, investor interactions, IPO preparations and acquisition by Myriad Genetics, Inc. From November 2006 to July 2016, Mr. Soparkar served in several roles, most recently as Vice President, Associate General Counsel, at Jazz Pharmaceuticals plc, where he led the legal team’s support of company operations and other business matters, including delivering on numerous debt and equity financings and four landmark transactions. Prior to Jazz Pharmaceuticals, Mr. Soparkar worked at Latham & Watkins in London and San Francisco, with a practice spanning international and domestic markets, as well as private and public transactions. He received a J.D. from New York University School of Law and a B.A. in economics and politics from Oberlin College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: June 24, 2021	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer